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                                                                    EXHIBIT 10.3

                        [RODMAN AND RENSHAW LETTERHEAD]

                                                                January 20, 2005
Steven A. Kriegsman
President & Chief Executive Officer
CytRx Corporation
11726 San Vicente Blvd., Suite 650
Los Angeles, CA 90049

Dear Mr. Kriegsman:

      The purpose of this letter agreement (the "Agreement") is to set forth the terms and conditions pursuant to which Rodman & Renshaw, LLC ("R&R") shall introduce CytRx Corporation (the "Company") to one or more investors in connection with the proposed private placement (the "Placement") of securities (the "Securities") of the Company. The terms of such Placement and the Securities shall be mutually agreed upon by the Company and the investor(s). R&R's engagement under this Agreement shall be exclusive until January 21, 2005, and thereafter shall be non-exclusive. The identities of the investors to which R&R introduces the Company shall be proprietary information of R&R and shall not be divulged to third parties by the Company, nor used by the Company outside the scope of R&R's engagement as described herein.

      The parties hereto hereby agree that the Company shall pay to R&R the fees and compensation set forth below if there is any financing of equity or debt (including without limitation the Placement) or other capital raising activity of the Company (a "Financing") within 24 months of the date of this Agreement with any investors to whom the Company was introduced by R&R pursuant to this Agreement.

      In consideration of the services rendered by R&R under this Agreement, the Company agrees to pay R&R the following fees and other compensation:

      (a) A cash fee payable immediately upon the closing of any portion of any Financing (including without limitation the Placement) and equal to 7% of the aggregate proceeds raised.

      (b)   7% warrant coverage.

      (c)   $30,000 expense allowance.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of New York or in the federal courts sitting in the Southern District of New York, and each of the parties hereto agrees that service of process upon it by registered or certified mail at its address set forth herein shall be deemed adequate and lawful. The Company shall indemnify R&R against any liabilities arising under the Securities Act of 1933, as amended, attributable to any information supplied or omitted to be supplied to any investor by the Company pursuant to this Agreement. The Company acknowledges and agrees that R&R is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of R&R hereunder, all of which are hereby expressly waived.

      This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. This Agreement may be modified only in writing signed by the party to be charged hereunder.

      If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

                                          Very truly yours,

                                          RODMAN & RENSHAW, LLC

      Agreed to and accepted              By: /s/ THOMAS G. PINOU
      as of the date first written above:    ----------------------------------
                                              Name: Thomas G. Pinou
                                              Title:  Chief Financial Officer
      CYTRX Corporation

      By: /s/ STEVEN A. KRIEGSMAN
          --------------------------
          Name: Steven A. Kriegsman
          Title: President and Chief Executive Officer

                         330 Madison Avenue, 27th Floor
                               New York, NY 10017